                   AMENDED AND RESTATED JOINT FILING AGREEMENT


         In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a Statement on Schedule 13D, including amendments thereto, with respect to the Common Stock, without stated value, of Paracelsus Healthcare Corporation, and further agree that this Amended and Restated Joint Filing Agreement be included as an exhibit to such filings; provided, that, as contemplated by Rule 13d-1(k)(1)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making this filing, unless such person knows or has reason to believe that such information is inaccurate. This Amended and Restated Joint Filing Agreement may be executed in any number of counterparts, all of which collectively shall constitute one and the same instrument.


Dated:  December 8, 1999

                                PARK-HOSPITAL GmbH


                                By: /s/ Armin Sulberg
                                    -----------------------------------
                                    Armin Sulberg


                                PARACELSUS-KLINIKEN-DEUTSCHLAND GmbH


                                By: /s/ Armin Sulberg
                                   ------------------------------------
                                    Armin Sulberg



                                /s/ Dr. Heiner Meyer zu Losebeck
                                ---------------------------------------
                                Dr. Heiner Meyer zu Losebeck, signing
                                solely as a co-executor of the estate
                                of Professor Dr. Hartmut Krukemeyer


                               /s/ Peter Frommhold
                               ----------------------------------------
                               Peter Frommhold, signing solely as
                               a co-executor of the estate of Professor
                               Dr. Hartmut Krukemeyer

                                        11